                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 28, 2001
                (Date of Earliest Event Reported: June 25, 2001)

                         Commission File Number 1-11680

                            -------------------------

                          EL PASO ENERGY PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                       76-0396023
  (State or Other Jurisdiction)                          (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)


                                El Paso Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (713) 420-2600

Item 5.  Other Events.

In May 2001, we issued $250 million aggregate principal amount of 8.50% Senior Subordinated Notes due 2011. Proceeds of approximately $241 million, net of issuance costs, were used to reduce indebtedness under our revolving credit facility.

Item 7. Financial Statements and Exhibits

We are filing herewith a one year audited balance sheet of El Paso Energy Partners Company as of December 31, 2000, and a two year audited balance sheet of El Paso Energy Partners Finance Corporation as of December 31, 2000, in connection with the offering of 8.50% Senior Subordinated Notes pursuant to our Registration Statement on Form S-4 (No. 333-63800-03).

                        EL PASO ENERGY PARTNERS COMPANY
                            (A DELAWARE CORPORATION)


                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                                          December 31, 2000
                                                                                          -----------------
                                                       ASSETS
Current assets
        Cash and cash equivalents                                                           $           36
        Note receivable from affiliate                                                               6,640
        Interest receivable from affiliate                                                             246
                                                                                            --------------
                Total current assets                                                                 6,922

Investment in unconsolidated affiliate                                                             326,788

Goodwill, net of accumulated amortization of $12,063                                               201,375
                                                                                            --------------
                Total assets                                                                $      535,085
                                                                                            ==============

                                        LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
        Accrued federal income tax                                                          $        3,577
        Franchise taxes accrued                                                                          3
                                                                                            --------------
                Total current liabilities                                                            3,580

Deferred tax liability                                                                             141,741

Commitments and contingencies

Stockholder's equity
        Common stock, $0.10 par value, 1,000 shares authorized, issued and outstanding                   1
        Additional paid-in capital                                                                 215,863
        Retained earnings                                                                          173,900
                                                                                            --------------
                Total liabilities and stockholder's equity                                  $      535,085
                                                                                            ==============





                            See accompanying notes.

                         EL PASO ENERGY PARTNERS COMPANY

                       NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 1 - ORGANIZATION

We are a Delaware corporation formed in 1989 to purchase, operate and expand offshore natural gas pipeline systems. In August 1998, El Paso Corporation ("El Paso") acquired us through a series of transactions with DeepTech International Inc. ("DeepTech"), our parent. El Paso is a diversified energy holding company, engaged, through its subsidiaries, in the transportation, gathering, processing, and storage of natural gas; the marketing of energy and energy-related commodities and products; the generation of power; the development and operation of energy infrastructure facilities; and the exploration and production of natural gas and oil.

In 1993, we contributed substantially all of our existing natural gas pipeline operations, other assets and liabilities and related acquisition debt to El Paso Energy Partners, L.P. and its subsidiaries (collectively referred to as the "Partnership"), a publicly held Delaware master limited partnership, in exchange for an effective 35.8 percent interest in the Partnership. The Partnership is primarily engaged in the gathering, transportation, storage and other related services for producers of natural gas and oil in the Gulf of Mexico. Through December 31, 2000, the Partnership owned or had interests in (i) twelve natural gas and oil pipeline systems, (ii) seven offshore platforms, including related production, processing, and dehydration facilities, (iii) five producing oil and natural gas properties, (iv) one non-producing oil and natural gas property, and
(v) two natural gas storage facilities in Mississippi. We, as general partner, perform all management and operating functions of the Partnership.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Application of Push-Down Accounting

The acquisition of DeepTech by El Paso was accounted for using the purchase method of accounting. Effective December 31, 1999, we elected to apply push-down accounting to our consolidated financial statement in connection with the acquisition. Accordingly, the historical value of our assets and liabilities has been adjusted to reflect the allocation of the purchase price based upon the estimated fair value of those assets and liabilities as of the acquisition date, resulting in a new basis of accounting. The purchase price allocation is based on our internal evaluation of such assets and liabilities. The effect of applying push-down accounting was to increase our investment in unconsolidated affiliate by $339 million, increase goodwill by $205 million, and increase deferred tax liability by $119 million.

Basis of Presentation and Principles of Consolidation

Our consolidated financial statement is prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States and includes the accounts of all wholly owned subsidiaries after the elimination of all significant intercompany balances and transactions.

Cash and Cash Equivalents

We consider short-term investments purchased with an original maturity of less than three months to be cash equivalents.

Affiliated Receivables and Payables

El Paso collects cash and makes disbursements on our behalf as part of our operating activities. Additionally, El Paso may make advances to us for purposes of our capital investment. At December 31, 2000, we had notes and interest receivable from affiliate of approximately $6.9 million.

Investment in Unconsolidated Affiliate

We account for our investment in companies where we have the ability to exert significant influence over, but not control over operating and financial policies, using the equity method. Any difference between the carrying amount of the investment and the underlying equity in net assets of the investee is amortized on a straight-line basis over the estimated lives of the underlying net assets of the respective investee.

Fair Value of Financial Instruments

The estimated fair value of all financial instruments approximate their carrying amounts in the accompanying balance sheet.

Goodwill

We amortize goodwill using the straight-line method over a period of approximately 40 years. We evaluate impairment of goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Under this methodology, when an event occurs to suggest that impairment may have occurred, we evaluate the undiscounted net cash flows of the underlying asset or entity. If these cash flows are not sufficient to recover the value of the underlying asset or entity plus the goodwill amount, these cash flows are discounted at a risk-adjusted rate with any difference recorded as a charge to our income statement.

Management's Estimates

The preparation of our consolidated financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are based on income reported for tax return purposes along with a provision for deferred income taxes. Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax bases of assets and liabilities at each year-end. Tax credits are accounted for under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. Deferred tax assets are reduced by a valuation allowance when, based upon management's estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in the future period. The estimates utilized in the recognition of deferred tax assets are subject to revision in future periods based on new facts or circumstances.

Beginning August 14, 1998, as a result of El Paso's acquisition of DeepTech, our results are included in the consolidated federal income tax return of El Paso. On behalf of itself and all members filing in its consolidated federal income tax return, including us, El Paso adopted a tax sharing policy (the "Policy") which provides, among other things, that (i) each company in a taxable income position will be currently charged with an amount equivalent to its federal income tax computed on a separate return basis and (ii) each company in a tax loss position will be reimbursed currently to the extent its deductions, including general business credits, were utilized in the consolidated tax return. Under the Policy, El Paso will pay all federal income taxes directly to the Internal Revenue Service and will bill or refund, as applicable, its subsidiaries for their applicable portion of such income tax payments.

Recent Pronouncements

In June of 1998, the Financial Accounting Standards Board, (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June of 1999, the FASB extended the adoption date of SFAS No. 133 through the issuance of SFAS No. 137, Deferral of the Effective Date of SFAS 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which also amended SFAS No. 133. SFAS No. 133, and its amendments and interpretations, establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and derivative instruments used for hedging activities. It requires that we measure all derivative instruments at their fair value, and classify them as either assets or liabilities on our balance sheet, with a corresponding offset to income, or other comprehensive income, depending on their designation, their intended use, or their ability to qualify as hedges under the standard.

We adopted SFAS No. 133 on January 1, 2001. We have no derivative instruments and accordingly there is no transition adjustment recorded in our financial statements as a result of our adoption.

NOTE 3 - INVESTMENT IN UNCONSOLIDATED AFFILIATE

We hold an unconsolidated investment in the Partnership, which is accounted for using the equity method of accounting. Additional income is allocated by the Partnership to us as a result of the Partnership achieving certain target levels of cash distributions to its unitholders. The Partnership distributes 100 percent of available cash, as defined in the Partnership Agreement, on a quarterly basis to the unitholders of the Partnership and to us. During distribution periods, these distributions are effectively made 98 percent to unitholders and 2 percent to us, subject to the payment of incentive distributions to us if certain target levels of cash distributions to unitholders are achieved. Incentive distributions to us increase to 15 percent, 25 percent and 50 percent based on incremental distribution thresholds. Since 1998, quarterly distributions to common unitholders have been in excess of the highest incentive threshold of $0.425 per unit, and as a result, we have received 50 percent of the incremental amount. For the year ended December 31, 2000, we received incentive distributions totaling $15.5 million.

In accordance with a Federal Trade Commission (FTC) order related to El Paso's merger with The Coastal Corporation, the Partnership agreed to sell several of its offshore Gulf of Mexico assets to third parties in January 2001. The offshore assets sold included interests in Stingray, UTOS, Nautilus, Manta Ray Offshore, Nemo, Tarpon, and the Green Canyon pipeline assets, as well as interests in two offshore platforms and one dehydration facility.

At December 31, 2000, common units totaling 22,596,550 were owned by the public, representing a 70.2 percent effective limited partner interest in the Partnership and 2,661,870 common units representing an 8.3 percent effective limited partner interest in the Partnership were owned by Sabine River Investors II, L.L.C., a wholly owned indirect subsidiary of El Paso. We, through our ownership of a 19.5 percent limited partner interest in the form of 6,291,894 common units, our one percent general partner interest in the Partnership and our approximate one percent non-managing interest in certain subsidiaries of the Partnership, owned a 21.5 percent effective interest in the Partnership as of December 31, 2000.

On May 1, 2001, we sold our approximate one percent non-managing interest owned in twelve of the Partnership's subsidiaries for $8 million. We recognized a net gain of approximately $11 million from the sale of our non-managing interest. As a result of this disposition, we no longer own a direct interest in the Partnership's subsidiaries.

As of December 31, 2000, the carrying amount of our investment in unconsolidated affiliate exceeded the underlying equity in net assets by approximately $298 million. This difference is being amortized on a straight-line basis over the estimated useful life of the underlying net assets of the investee.

The summarized financial information for our investment in the Partnership is as follows:

                         EL PASO ENERGY PARTNERS, L.P.
                     SUMMARIZED CONSOLIDATED BALANCE SHEET
                               December 31, 2000
                                 (In thousands)

        Current assets                                           $ 53,648
        Noncurrent assets                                         825,611
        Current liabilities                                        19,703
        Long-term debt                                            538,000
        Other noncurrent liabilities                               12,851
        Minority interest                                          (2,366)
        Partners' capital                                         311,071

NOTE 4 - INCOME TAXES

After August 14, 1998, we are included in the consolidated federal income tax return filed by El Paso. El Paso's tax sharing policy provides for the manner of determining payments with respect to federal income tax liabilities (Note 2).

Our deferred income tax liabilities (assets) at December 31, 2000 consisted of the following (in thousands):

        Deferred tax liabilities:
               Investment in unconsolidated affiliate            $142,413
               Other                                                   12
                                                                 --------
                     Total deferred tax liability                 142,425
                                                                 --------
        Deferred tax assets:
               Net operating loss ("NOL") carryforwards              (684)
                                                                 --------
                     Total deferred tax assets                       (684)
                                                                 --------
        Net deferred tax liability                               $141,741
                                                                 ========

As of December 31, 2000, approximately $2.0 million of NOL carryforwards, which expire in 2017, were available to offset future tax liabilities.

Current amounts due to El Paso for the intercompany charge for federal income taxes totaled approximately $3.6 million as of December 31, 2000.

NOTE 5 - RELATED PARTY TRANSACTIONS

Under a management agreement between El Paso and us, a management fee is charged to us which is intended to approximate the amount of resources allocated by El Paso in providing various operational, financial, accounting and administrative services on behalf of the Partnership and us. The management agreement expires on June 30, 2002, and may thereafter be terminated on 90 days' notice by either party. Under the terms of the agreement, we are entitled to reimbursement by the Partnership of all reasonable general and administrative expenses and other reasonable expenses incurred by us and our affiliates for, or on our behalf, including, but not limited to, amounts payable by us to El Paso under our management agreement. At December 31, 2000, there were no affiliated receivables from the Partnership and no affiliated payables to El Paso outstanding under this agreement.

In addition, the management agreement also requires a payment by us to compensate El Paso for certain tax liabilities resulting from, among other things, additional taxable income allocated to us due to (i) the issuance of additional Preference Units (including the sale of Preference Units by the Partnership pursuant to the public offering of additional Preferences Units) and
(ii) the investment of such proceeds in additional acquisitions or construction projects. Historically, El Paso has not demanded payment of these amounts.

Of the $15.5 million of distributions we received from the Partnership for the year ended December 31, 2000, we invested $6.6 million in a note receivable from El Paso, secured by the general credit of El Paso. The notes had an interest rate of approximately 6.8 percent per annum at December 31, 2000 and mature on demand.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, we are subject to various laws and regulations. In our opinion, compliance with existing laws and regulations will not materially affect our financial position, results of operations, or cash flows. Various legal actions which have arisen in the ordinary course of business are pending with respect to our assets. We believe that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on our financial position.

NOTE 7 - NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but should be intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121. Intangible assets with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates, the earliest of which is for goodwill acquired in a business combination completed after June 30, 2001. We are currently evaluating the effects of this pronouncement.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso Energy Partners Company:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of El Paso Energy Partners Company (the "Company") and its subsidiaries at December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP

August 24, 2001

                  EL PASO ENERGY PARTNERS FINANCE CORPORATION
          (A WHOLLY OWNED SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P.)

                                 BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                     -----------------------------
                                                                                         2000             1999
                                                                                     ------------     ------------
                                   ASSETS
     Total assets                                                                    $         --     $         --
                                                                                     ============     ============

                              STOCKHOLDER'S EQUITY

Common stock, $1.00 par value, 1,000 shares authorized, issued and outstanding       $      1,000     $      1,000
Contribution receivable from parent                                                        (1,000)          (1,000)
                                                                                     ------------     ------------
     Total stockholder's equity                                                      $         --     $         --
                                                                                     ============     ============




                             See accompanying note.

                   EL PASO ENERGY PARTNERS FINANCE CORPORATION
          (A WHOLLY OWNED SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P.)

                             NOTE TO BALANCE SHEETS

NOTE 1 - ORGANIZATION

El Paso Energy Partners Finance Corporation, a Delaware corporation, was formed on April 30, 1999 for the sole purpose of co-issuing $175,000,000 aggregate principal amount of Senior Subordinated Notes due May 2009 (the "Notes") with El Paso Energy Partners, L.P. (the "Partnership"). The Partnership, a publicly held Delaware master limited partnership, is primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf of Mexico. Through December 31, 2000, the Partnership owned or had interests in significant assets, including (i) twelve natural gas and oil pipeline systems,
(ii) seven offshore platforms, including related production, processing, and dehydration facilities, (iii) five producing oil and natural gas properties,
(iv) one non-producing oil and natural gas property, and (v) two natural gas storage facilities in Mississippi.

In accordance with a Federal Trade Commission (FTC) order related to El Paso Corporation's merger with The Coastal Corporation, the Partnership agreed to sell several of its offshore Gulf of Mexico assets to third parties in January 2001. The offshore assets sold included interests in Stingray, UTOS, Nautilus, Manta Ray Offshore, Nemo, Tarpon, and the Green Canyon pipeline assets, as well as interests in two offshore platforms and one dehydration facility.

Our contribution receivable was generated from the initial capitalization of us. We have not conducted any operations and all activities have related to the issuance of the Notes.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso Energy Partners Finance Corporation:

In our opinion, the accompanying balance sheets presents fairly, in all material respects, the financial position of El Paso Energy Partners Finance Corporation (the "Company") at December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

August 24, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     EL PASO ENERGY PARTNERS, L.P.




                                     By: EL PASO ENERGY PARTNERS COMPANY,
                                         its General Partner





Date: August 28, 2001                By:        /s/ KEITH B. FORMAN
                                          --------------------------------------
                                                    Keith B. Forman
                                               Vice President and Chief
                                                   Financial Officer


Date: August 28, 2001                By:         /s/ D. MARK LELAND
                                          --------------------------------------
                                                     D. Mark Leland
                                                Senior Vice President and
                                                   Controller (Principal
                                                    Accounting Officer)